EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Gregg Ziegler (215) 478-3820
December 9, 2024	gziegler@tollbrothers.com

Toll Brothers Reports FY 2024 Results

FORT WASHINGTON, Pa., December 9, 2024 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its fourth quarter ended October 31, 2024.

FY 2024’s Fourth Quarter Financial Highlights (Compared to FY 2023’s Fourth Quarter):
•Net income and earnings per share were $475.4 million and $4.63 per diluted share, compared to net income of $445.5 million and $4.11 per diluted share in FY 2023’s fourth quarter.
•Pre-tax income was $621.1 million, compared to $605.0 million in FY 2023’s fourth quarter.
•Home sales revenues were $3.26 billion, up 10% compared to FY 2023’s fourth quarter; delivered homes were 3,431, up 25%.
•Net signed contract value was $2.66 billion, up 32% compared to FY 2023’s fourth quarter; contracted homes were 2,658, up 30%.
•Backlog value was $6.47 billion at fourth quarter end, down 7% compared to FY 2023’s fourth quarter; homes in backlog were 5,996, down 9%.
•Home sales gross margin was 26.0%, compared to FY 2023’s fourth quarter home sales gross margin of 27.5%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 27.9%, compared to FY 2023’s fourth quarter adjusted home sales gross margin of 29.1%.
•SG&A, as a percentage of home sales revenues, was 8.3%, compared to 8.2% in FY 2023’s fourth quarter.
•Income from operations was $611.1 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $44.5 million.
•The Company repurchased approximately 1.3 million shares at an average price of $150.19 per share for a total purchase price of $200.9 million.
Full FY 2024 Financial Highlights (Compared to Full FY 2023):
•Net income was $1.57 billion, and earnings per share were $15.01 diluted, compared to net income of $1.37 billion and $12.36 per share diluted in FY 2023.
•Net income and earnings per share included $124.1 million and $1.19, respectively, related to the sale of a parcel of land to a commercial developer in our second quarter. Excluding this gain, net income and earnings per share were $1.45 billion and $13.82 per diluted share in FY 2024.
•Pre-tax income was $2.09 billion, compared to $1.84 billion in FY 2023.
•Home sales revenues were $10.56 billion, up 7% compared to FY 2023; delivered homes were 10,813, up 13%.
•Net signed contract value was $10.07 billion, up 27% compared to FY 2023; contracted homes were 10,231, up 27%.
•Home sales gross margin was 26.6%, compared to FY 2023’s home sales gross margin of 26.9%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 28.4%, compared to FY 2023’s adjusted home sales gross margin of 28.7%.
•SG&A, as a percentage of home sales revenues, was 9.3%, compared to 9.2% in FY 2023.
•Income from operations was $2.04 billion.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $258.0 million.
•The Company repurchased approximately 4.9 million shares at an average price of $127.79 per share for a total purchase price of $627.9 million.

Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “I am very pleased with our fourth quarter results, which cap the strongest year ever for Toll Brothers. For the full year, we generated a record $10.6 billion of home sales revenue, earned $15.01 per diluted share and grew contracts by 27% in both units and dollars. In the fourth quarter, we delivered 3,431 homes and generated $3.3 billion in home sales revenues, up 25% in units and 10% in dollars compared to last year’s fourth quarter. Our fourth quarter adjusted gross margin was 27.9%, beating guidance by 40 basis points, and our SG&A expense was 8.3% of home sales revenues, or 30 basis points better than guidance. Our strong margin performance and better than projected home sales revenues drove earnings of $4.63 per diluted share in the quarter, up 13% compared to last year. We also signed 2,658 net contracts at an average price of $1,000,000, up 30% in units and 32% in dollars compared to last year’s fourth quarter. Our performance this year and in the fourth quarter demonstrates the power of our luxury brand, the financial strength of our buyers, and the success of our strategies of increasing our spec home production and widening our geographies, price points and product lines.
“Since the start of our fiscal 2025 six weeks ago we have seen strong demand, which is encouraging as we approach the beginning of the spring selling season in mid-January. We are well positioned with communities in over 60 markets across 24 states featuring the widest offering of luxury homes and serving the most affluent customers in our industry. Last year, we increased community count by 10% and are targeting a similar increase in fiscal 2025. We also owned or controlled approximately 74,700 lots at year end, providing sufficient land for further growth in fiscal 2026 and beyond.
“In fiscal 2024, we generated a return on beginning equity of 23.1%, driven by our record earnings and strong cash flows that allowed us to return approximately $720 million of capital to shareholders. Our healthy balance sheet, low leverage, and ample liquidity, including significant projected cash flows from operations in fiscal 2025, should allow us to continue investing in our business while returning cash to shareholders well into the future.”

First Quarter and FY 2025 Financial Guidance:
	First Quarter	Full Fiscal Year
Deliveries	1,900 - 2,100 units	11,200 - 11,600 units
Average Delivered Price per Home	$925,000 - $945,000	$945,000 - $965,000
Adjusted Home Sales Gross Margin	26.25%	27.25%
SG&A, as a Percentage of Home Sales Revenues	12.7%	9.4% - 9.5%
Period-End Community Count	410	440 - 450
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$33 million	$110 million
Tax Rate	22.0%	25.5%

Financial Highlights for the three months ended October 31, 2024 and 2023 (unaudited):
	2024	2023
Net Income	$475.4 million, or $4.63 per share diluted	$445.5 million, or $4.11 per share diluted
Pre-Tax Income	$621.1 million	$605.0 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$24.1 million	$8.3 million
Home Sales Revenues	$3.26 billion and 3,431 units	$2.95 billion and 2,755 units
Net Signed Contracts	$2.66 billion and 2,658 units	$2.01 billion and 2,038 units
Net Signed Contracts per Community	6.5 units	5.7 units
Quarter-End Backlog	$6.47 billion and 5,996 units	$6.95 billion and 6,578 units
Average Price per Home in Backlog	$1,078,700	$1,055,800
Home Sales Gross Margin	26.0%	27.5%
Adjusted Home Sales Gross Margin	27.9%	29.1%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.2%	1.4%
SG&A, as a percentage of Home Sales Revenues	8.3%	8.2%
Income from Operations	$611.1 million, or 18.3% of total revenues	$558.6 million, or 18.5% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$44.5 million	$36.0 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$— million	$12.9 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	2.5%	3.4%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	5.9%	10.8%

Financial Highlights for the twelve months ended October 31, 2024 and 2023 (unaudited):
	2024	2023
Net Income	$1.57 billion, or $15.01 per share diluted	$1.37 billion, or $12.36 per share diluted
Pre-Tax Income	$2.09 billion	$1.84 billion
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$59.4 million	$30.7 million
Home Sales Revenues	$10.56 billion and 10,813 units	$9.87 billion and 9,597 units
Net Signed Contracts	$10.07 billion and 10,231 units	$7.91 billion and 8,077 units
Home Sales Gross Margin	26.6%	26.9%
Adjusted Home Sales Gross Margin	28.4%	28.7%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.2%	1.4%
SG&A, as a percentage of Home Sales Revenues	9.3%	9.2%
Income from Operations	$2.04 billion, or 18.8% of total revenues	$1.72 billion, or 17.3% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$258.0 million	$93.1 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$4.4 million	$30.6 million
Additional Information:
•The Company ended its FY 2024 fourth quarter with $1.30 billion in cash and cash equivalents, compared to $1.30 billion at FYE 2023 and $893.4 million at FY 2024’s third quarter end. At FY 2024 fourth quarter end, the Company also had $1.77 billion available under its $1.96 billion revolving credit facility, which is scheduled to mature in February 2028.
•On October 25, 2024, the Company paid its quarterly dividend of $0.23 per share to shareholders of record at the close of business on October 11, 2024.
•Stockholders’ equity at FY 2024 fourth quarter end was $7.67 billion, compared to $6.80 billion at FYE 2023.
•FY 2024’s fourth quarter-end book value per share was $76.87 per share, compared to $65.49 at FYE 2023.
•The Company ended its FY 2024’s fourth quarter with a debt-to-capital ratio of 27.0%, compared to 27.6% at FY 2024’s third quarter end and 29.6% at FYE 2023. The Company ended FY 2024’s fourth quarter with a net debt-to-capital ratio(1) of 15.3%, compared to 19.6% at FY 2024’s third quarter end, and 17.7% at FYE 2023.
•The Company ended FY 2024’s fourth quarter with approximately 74,700 lots owned and optioned, compared to 72,700 one quarter earlier, and 70,700 one year earlier. Approximately 45% or 34,000, of these lots were owned, of which approximately 19,400 lots, including those in backlog, were substantially improved.
•In the fourth quarter of FY 2024, the Company spent approximately $258.6 million on land to purchase approximately 1,910 lots.
•The Company ended FY 2024’s fourth quarter with 408 selling communities, compared to 404 at FY 2024’s third quarter end and 370 at FY 2023’s fourth quarter end.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Tuesday, December 10, 2024, to discuss these results and its outlook for the first quarter and FY 2025. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation’s leading builder of luxury homes. The Company was founded 57 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
In 2024, Toll Brothers marked 10 years in a row being named to the Fortune World’s Most Admired Companies™ list and the Company’s Chairman and CEO Douglas C. Yearley, Jr. was named one of 25 Top CEOs by Barron’s magazine. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
From Fortune, ©2024 Fortune Media IP Limited. All rights reserved. Used under license.

FORWARD-LOOKING STATEMENTS
Information presented herein for the fourth quarter ended October 31, 2024 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; our build-to-order and spec home strategy; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, inflation rates, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2023 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31, 2024	October 31, 2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,303,039	$1,300,068
Inventory	9,712,925	9,057,578
Property, construction and office equipment - net	453,007	323,990
Receivables, prepaid expenses and other assets	590,611	691,256
Mortgage loans held for sale	191,242	110,555
Customer deposits held in escrow	109,691	84,530
Investments in unconsolidated entities	1,007,417	959,041
	$13,367,932	$12,527,018

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,085,817	$1,164,224
Senior notes	1,597,102	1,596,185
Mortgage company loan facility	150,000	100,058
Customer deposits	488,690	540,718
Accounts payable	492,213	597,582
Accrued expenses	1,752,848	1,548,781
Income taxes payable	114,547	166,268
Total liabilities	5,681,217	5,713,816

Equity:
Stockholders’ Equity
Common stock, 112,937 shares issued at October 31, 2024 and October 31, 2023	1,129	1,129
Additional paid-in capital	694,713	698,548
Retained earnings	8,153,356	6,675,719
Treasury stock, at cost — 13,149 and 9,146 shares at October 31, 2024 and October 31, 2023, respectively	(1,209,547)	(619,150)
Accumulated other comprehensive income	31,277	40,910
Total stockholders’ equity	7,670,928	6,797,156
Noncontrolling interest	15,787	16,046
Total equity	7,686,715	6,813,202
	$13,367,932	$12,527,018

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended October 31,				Twelve Months Ended October 31,
	2024		2023		2024		2023
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$3,260,004		$2,951,904		$10,563,332		$9,866,026
Land sales and other	73,458		68,243		283,408		128,911
	3,333,462		3,020,147		10,846,740		9,994,937

Cost of revenues:
Home sales	2,413,680	74.0%	2,141,529	72.5%	7,753,351	73.4%	7,207,279	73.1%
Land sales and other	38,993	53.1%	78,594	115.2%	70,911	25.0%	153,457	119.0%
	2,452,673		2,220,123		7,824,262		7,360,736

Gross margin - home sales	846,324	26.0%	810,375	27.5%	2,809,981	26.6%	2,658,747	26.9%
Gross margin - land sales and other	34,465	46.9%	(10,351)	(15.2)%	212,497	75.0%	(24,546)	(19.0)%

Selling, general and administrative expenses	269,734	8.3%	241,408	8.2%	982,291	9.3%	909,446	9.2%
Income from operations	611,055		558,616		2,040,187		1,724,755

Other:
(Loss) income from unconsolidated entities	(10,044)		29,285		(23,843)		50,098
Other income - net	20,062		17,065		69,296		67,518
Income before income taxes	621,073		604,966		2,085,640		1,842,371
Income tax provision	145,664		159,430		514,445		470,300
Net income	$475,409		$445,536		$1,571,195		$1,372,071
Per share:
Basic earnings	$4.67		$4.15		$15.16		$12.47
Diluted earnings	$4.63		$4.11		$15.01		$12.36
Cash dividend declared	$0.23		$0.21		$0.90		$0.83
Weighted-average number of shares:
Basic	101,716		107,465		103,653		110,020
Diluted	102,676		108,388		104,690		111,008

Effective tax rate	23.5%		26.4%		24.7%		25.5%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2024	2023	2024	2023
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$2,158	$1,369	$6,676	$10,712
Land owned for future communities	—	799	—	1,493
Land owned for operating communities	21,925	6,101	52,765	18,501
	$24,083	$8,269	$59,441	$30,706

Land and other impairments included in land sales and other cost of revenues	$—	$12,860	$4,400	$30,560

Joint venture impairments included in (loss) income from unconsolidated entities	$6,600	$—	$6,600	$—

Depreciation and amortization	$25,773	$22,224	$81,201	$76,473
Interest incurred	$23,724	$27,907	$108,269	$122,288
Interest expense:
Charged to home sales cost of revenues	$37,841	$39,768	$128,962	$139,410
Charged to land sales and other cost of revenues	1,321	4,701	3,142	10,787
	$39,162	$44,469	$132,104	$150,197

Home sites controlled:			October 31, 2024	October 31, 2023
Owned			33,964	35,916
Optioned			40,755	34,748
			74,719	70,664

Inventory at October 31, 2024 and October 31, 2023 consisted of the following (amounts in thousands):

	October 31, 2024	October 31, 2023
Land deposits and costs of future communities	$620,040	$549,035
Land and land development costs	2,532,221	2,631,147
Land and land development costs associated with homes under construction	3,617,266	2,916,334
Total land and land development costs	6,769,527	6,096,516

Homes under construction	2,458,541	2,515,484
Model homes (1)	484,857	445,578
	$9,712,925	$9,057,578
(1)    Includes the allocated land and land development costs associated with each of our model homes in operation.

Toll Brothers operates in the following five geographic segments, with operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
REVENUES
North	498	422	$501.3	$412.3	$1,006,600	$977,000
Mid-Atlantic	495	380	446.0	388.2	$901,100	$1,021,500
South	947	717	819.9	659.9	$865,800	$920,400
Mountain	1,039	807	863.5	780.3	$831,100	$966,900
Pacific	452	429	629.1	710.3	$1,391,700	$1,655,700
Home Building	3,431	2,755	3,259.8	2,951.0	$950,100	$1,071,100
Corporate and other			0.2	0.9
Total home sales	3,431	2,755	3,260.0	2,951.9	$950,200	$1,071,500
Land sales and other			73.5	68.2
Total Consolidated			$3,333.5	$3,020.1

CONTRACTS
North	355	343	$371.2	$325.0	$1,045,600	$947,400
Mid-Atlantic	377	286	364.1	279.5	$965,700	$977,500
South	777	590	654.5	505.0	$842,400	$856,000
Mountain	796	517	683.5	438.7	$858,700	$848,600
Pacific	353	302	586.0	466.5	$1,660,100	$1,544,700
Total Consolidated	2,658	2,038	$2,659.3	$2,014.7	$1,000,500	$988,600

BACKLOG
North	855	956	$937.5	$964.1	$1,096,500	$1,008,500
Mid-Atlantic	786	945	824.8	953.0	$1,049,400	$1,008,400
South	2,003	2,312	1,807.5	2,093.4	$902,400	$905,500
Mountain	1,595	1,577	1,645.5	1,577.7	$1,031,700	$1,000,500
Pacific	757	788	1,252.5	1,357.1	$1,654,600	$1,722,200
Total Consolidated	5,996	6,578	$6,467.8	$6,945.3	$1,078,700	$1,055,800

	Twelve Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
REVENUES
North	1,522	1,577	$1,484.3	$1,494.1	$975,200	$947,400
Mid-Atlantic	1,512	1,067	1,422.0	1,175.3	$940,500	$1,101,500
South	3,316	2,597	2,787.4	2,204.8	$840,600	$849,000
Mountain	2,984	2,897	2,590.4	2,660.7	$868,100	$918,400
Pacific	1,479	1,459	2,279.1	2,329.4	$1,541,000	$1,596,600
Home Building	10,813	9,597	10,563.2	9,864.3	$976,900	$1,027,900
Corporate and other			0.1	1.7
Total home sales	10,813	9,597	10,563.3	9,866.0	$976,900	$1,028,000
Land sales and other			283.4	128.9
Total Consolidated			$10,846.7	$9,994.9

CONTRACTS
North	1,421	1,411	$1,456.8	$1,336.9	$1,025,200	$947,500
Mid-Atlantic	1,353	1,170	1,292.0	1,165.5	$954,900	$996,200
South	3,007	2,386	2,498.2	1,938.3	$830,800	$812,400
Mountain	3,002	1,950	2,655.0	1,633.1	$884,400	$837,500
Pacific	1,448	1,160	2,170.6	1,834.0	$1,499,000	$1,581,000
Total Consolidated	10,231	8,077	$10,072.6	$7,907.8	$984,500	$979,100

Note: Due to rounding, amounts may not add.

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and twelve-month periods ended October 31, 2024 and 2023, and for backlog at October 31, 2024 and 2023 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
Three months ended October 31,
Revenues	62	1	$71.0	$7.3	$1,145,700	$6,413,200
Contracts	20	14	$27.5	$12.8	$1,372,700	$916,500

Twelve months ended October 31,
Revenues	238	9	$267.6	$38.9	$1,124,400	$4,316,800
Contracts	101	77	$125.0	$101.3	$1,237,800	$1,316,000

Backlog at October 31,	12	149	$17.4	$160.0	$1,448,800	$1,073,600

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin, adjusted net income, adjusted diluted earnings per share and the Company’s net debt-to-capital ratio.
These four measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended October 31,		Twelve Months Ended October 31,
		2024	2023	2024	2023
	Revenues - home sales	$3,260,004	$2,951,904	$10,563,332	$9,866,026
	Cost of revenues - home sales	2,413,680	2,141,529	7,753,351	7,207,279
	Home sales gross margin	846,324	810,375	2,809,981	2,658,747
Add:	Interest recognized in cost of revenues - home sales	37,841	39,768	128,962	139,410
	Inventory impairments and write-offs in cost of revenues - home sales	24,083	8,269	59,441	30,706
	Adjusted home sales gross margin	$908,248	$858,412	$2,998,384	$2,828,863

	Home sales gross margin as a percentage of home sale revenues	26.0%	27.5%	26.6%	26.9%

	Adjusted home sales gross margin as a percentage of home sale revenues	27.9%	29.1%	28.4%	28.7%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected first quarter and full FY 2025 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the first quarter and full FY 2025. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our first quarter and full FY 2025 home sales gross margin.

Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following table reconciles the Company’s net income and earnings per share (calculated in accordance with GAAP) to the Company’s adjusted net income and diluted earnings per share (a non-GAAP financial measure).
Adjusted Net Income and Diluted Per Share Reconciliation
(Amounts in thousands, except per share data)

		Three Months Ended October 31,		Twelve Months Ended October 31,
		2024	2023	2024	2023
Net income		$475,409	$445,536	$1,571,195	$1,372,071
Subtract:	Net income resulting from the sale of a parcel of land to a commercial developer	—	—	(124,119)	—
Adjusted net income		$475,409	$445,536	$1,447,076	$1,372,071

Diluted earnings per share		$4.63	$4.11	$15.01	$12.36
Subtract:	Diluted earnings per share resulting from the sale of a parcel of land to a commercial developer	—	—	(1.19)	—
Adjusted diluted earnings per share		$4.63	$4.11	$13.82	$12.36

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		October 31, 2024	July 31, 2024	October 31, 2023
	Loans payable	$1,085,817	$1,099,787	$1,164,224
	Senior notes	1,597,102	1,596,873	1,596,185
	Mortgage company loan facility	150,000	125,417	100,058
	Total debt	2,832,919	2,822,077	2,860,467
	Total stockholders’ equity	7,670,928	7,414,864	6,797,156
	Total capital	$10,503,847	$10,236,941	$9,657,623
	Ratio of debt-to-capital	27.0%	27.6%	29.6%

	Total debt	$2,832,919	$2,822,077	$2,860,467
Less:	Mortgage company loan facility	(150,000)	(125,417)	(100,058)
	Cash and cash equivalents	(1,303,039)	(893,422)	(1,300,068)
	Total net debt	1,379,880	1,803,238	1,460,341
	Total stockholders’ equity	7,670,928	7,414,864	6,797,156
	Total net capital	$9,050,808	$9,218,102	$8,257,497
	Net debt-to-capital ratio	15.2%	19.6%	17.7%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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